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                                                                   Exhibit 23(d)





                                        July 12, 1996




Transcisco Industries, Inc.
601 California Street, Suite 1301
San Francisco, CA 94108

Ladies and Gentlemen:

         We hereby consent to the inclusion of our opinion, which was prepared in connection with the merger (the "Merger") between Transcisco Industries, Inc. and Trinity Y, Inc., a wholly-owned subsidiary of Trinity Industries, Inc., as an exhibit to the registration statement prepared in connection with the Merger.

                                        Very truly yours,



                                        /s/ Theodore L. Cook
                                        ----------------------------------------
                                           Theodore L. Cook